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                                                                Exhibit 99.K

                                VOTING AGREEMENT

      VOTING AGREEMENT (the "Agreement"), dated as of October 23, 2001, between Joseph R. Martin ("Stockholder"), who is a security holder of Brooks Automation, Inc., a Delaware corporation ("Brooks"), and PRI Automation Inc. Corporation, a Massachusetts corporation ("PRI").

      WHEREAS, concurrently with the execution of this Agreement, PRI, Brooks and Pontiac Acquisition Corp, a Massachusetts corporation and wholly owned subsidiary of Brooks ("Merger Sub"), have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the "Merger Agreement"), providing for the merger of Merger Sub with and into PRI, wherein PRI will be the surviving corporation and become a wholly owned subsidiary of Brooks (the "Merger") pursuant to the terms and conditions of the Merger Agreement or a comparable transaction;

      WHEREAS, Stockholder owns of record and beneficially the number of outstanding shares of capital stock of Brooks set forth as "Owned Shares" on SCHEDULE A and has voting power over such additional number of outstanding shares of capital stock of Brooks, if any, set forth as "Controlled Shares" on SCHEDULE A (collectively, the Owned Shares and the Controlled Shares are referred to as the "Shares"), and wishes to enter into this Agreement with respect to all of such Shares and any additional shares hereafter acquired; and

      WHEREAS, in order to induce PRI to enter into the Merger Agreement, Stockholder has agreed, upon the terms and subject to the conditions set forth herein, to vote the Shares and any additional shares hereafter acquired, and to grant an irrevocable proxy to PRI to vote the Shares and any additional shares hereafter acquired, at every meeting of Brooks' stockholders in favor of approval and adoption of the Merger Agreement, the Merger and all agreements and actions related to the Merger;

      NOW THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

      1. AGREEMENT TO VOTE SHARES. Stockholder agrees during the term of this Agreement to vote all the Shares and any other capital stock that Stockholder becomes entitled to vote, whether through contract, purchase, exercise of an option or otherwise ("Additional Shares") to approve and adopt the Merger Agreement, the Merger and all agreements and actions related to the Merger at every meeting of the stockholders of Brooks, and at every adjournment thereof, at which such Merger Agreement and other related agreements (or any amended version thereof), or such other related actions, are submitted for the consideration and vote of the stockholders of Brooks. Stockholder hereby agrees that Stockholder will not vote any Shares or Additional Shares in favor of the approval of any (i) reorganization, recapitalization, liquidation or winding up of Brooks or any other extraordinary transaction involving Brooks, (ii) corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the transactions contemplated by the Merger Agreement, or (iii) other matter relating to, or in connection with, any of the foregoing matters.


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      2. IRREVOCABLE PROXY. Stockholder hereby revokes any and all previous proxies granted with respect to the Shares and/or any Additional Shares. Stockholder hereby grants a proxy appointing PRI as Stockholder's attorney-in-fact and proxy, with full power of substitution, for and in Stockholder's name, to vote, express consent or dissent, or otherwise to utilize such voting power in such manner and upon such matters as PRI or its proxy or substitute shall, in PRI's sole discretion, deem proper with respect to the Shares and the Additional Shares. Simultaneously with the execution and delivery of this Agreement, Stockholder is delivering to PRI a proxy in the form of Annex A hereto. The proxy granted by Stockholder pursuant to this Section 2 is irrevocable to the extent permitted by Delaware law, is coupled with an interest and is granted in consideration of PRI's entering into the Merger Agreement and incurring certain related fees and expenses, and in consideration of and reliance upon certain other Brooks stockholder's entering into agreements substantially similar to this Agreement. The proxy hereby granted by Stockholder shall terminate in accordance with Section 9.

      3. VALID TITLE. Stockholder is the sole, true, lawful record and beneficial owner of the Owned Shares, and there are no restrictions on Stockholder's voting rights with respect thereto or contractual restrictions on Stockholder's rights of disposition with respect thereto. None of the Owned Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Owned Shares. Stockholder has the sole right to vote the shares, if any, listed as Controlled Shares on SCHEDULE A hereto.

      4. NON-CONTRAVENTION. Stockholder represents that the execution, delivery and performance by Stockholder of this Agreement and the consummation by Stockholder of the transactions contemplated hereby (i) are within Stockholder's power and have been duly authorized by all necessary action (including any approval or other action by or with any other person), (ii) require no action by or in respect of, or filing with, any governmental body, agency, official or authority (except as may be required under the Hart-Scott-Rodino Antitrust Improvements Act ("HSR Act") or by Regulation 13D-G under the Securities Exchange Act of 1934), (iii) do not and will not violate any statute, rule or regulation applicable to Stockholder (except that the pre-merger notification requirements of the HSR Act may apply), or any injunction, order or decree binding on Stockholder, and (iv) will not result in the imposition of any lien on any Shares or Additional Shares.

      5. BINDING. Stockholder represents that this Agreement has been duly executed and delivered by Stockholder and is the valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into and perform this Agreement.

      6. NO PROXIES FOR OR ENCUMBRANCES ON STOCKHOLDER'S SHARES. Except as provided in this Agreement, Stockholder agrees that Stockholder shall not, during the term of this Agreement, without the prior written consent of PRI, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any


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Shares or Additional Shares or (ii) sell, assign, transfer, encumber or otherwise dispose of, or solicit the sale, assignment, transfer, encumbrance or other disposition of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any Shares or Additional Shares; PROVIDED, HOWEVER, that Stockholder may assign or transfer any Shares or Additional Shares for estate planning or charitable purposes to any person who shall have executed and delivered to PRI prior to such assignment or transfer a voting agreement substantially identical to this Agreement with respect to any Shares and Additional Shares to be received by such person in such assignment or transfer.

      Stockholder agrees to notify PRI promptly and to provide all details required by PRI if Stockholder shall be approached or solicited, directly or indirectly, by any person with respect to any of the foregoing.

      7. CONDUCT OF STOCKHOLDERS. Stockholder agrees that Stockholder will not
(i) take, or commit to take, any action that would make any representation and warranty of Stockholder hereunder inaccurate in any respect as of any time prior to the termination of this Agreement or (ii) omit, or commit to omit, to take any reasonable action that is within Stockholder's power without undue expense and that is necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

      8. SPECIFIC PERFORMANCE. Stockholder acknowledges that it will be impossible to measure in money the damage to PRI if Stockholder fails to comply with the obligations imposed by this Agreement, and that, in the event of any such failure, PRI will not have an adequate remedy at law or in damages. Accordingly, Stockholder agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure, and will not oppose the granting of such relief on the basis that PRI has an adequate remedy at law or in damages. Stockholder agrees that Stockholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with PRI's seeking or obtaining such equitable relief.

      9. TERM OF AGREEMENT; TERMINATION. Subject to Section 13(e), the term of this Agreement shall commence on the date hereof and such term, this Agreement and the proxy(ies) granted in and pursuant to Section 2 hereof shall terminate upon the earlier to occur of (i) the Effective Time (as defined in the Merger Agreement), and (ii) the date on which the Merger Agreement is terminated in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; PROVIDED, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

      10. FURTHER ASSURANCES. Except as otherwise provided in the Merger Agreement, Stockholder will execute and deliver or cause to be executed and delivered such further documents and instruments and use Stockholder's best efforts to take such further actions as may be reasonably necessary in order to consummate the transactions contemplated hereby or to enable PRI and any assignee to exercise and enjoy all voting rights of Stockholder with respect to the Shares and any Additional Shares.


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      11. ENTIRE AGREEMENT. This Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by the parties hereto. No waiver of any provision hereof by any party shall be deemed a waiver of any other provision hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

      12. NOTICES. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by facsimile or like transmission (with confirmation) and on the next business day when sent by Federal Express, Express mail or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      If to PRI:

            PRI Automation, Inc.
            840 Middlesex Turnpike
            Billerica, MA 01821
            Attention: President
            Fax: (978) 671-9430

      With a copy to:

            Foley, Hoag & Eliot LLP
            One Post Office Square
            Boston, MA 02109
            Attention: Robert W. Sweet, Jr., Esq.
            Fax: (617) 832-7000

      If to Stockholder:

            Joseph R. Martin
            21 Beech Tree Lane
            Yarmouth, ME 04096
            Fax: ______________

      With a copy to Brooks:

            Brooks Automation, Inc.
            15 Elizabeth Drive
            Chelmsford, MA 01824
            Attention: Ellen B. Richstone
            Fax: (978) 262-2511


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      and a copy to:

            Brown Rudnick Freed & Gesmer
            One Financial Center
            Boston, MA 02111
            Attention: David H. Murphree, Esq.
            Fax: (617) 856-8201

      13. MISCELLANEOUS.

      (a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Delaware, without regard to its principles of conflicts of laws. Each of the parties hereby: (a) irrevocably submits to the jurisdiction of the Courts of the Commonwealth of Massachusetts and the federal courts of the United States of America located in the Commonwealth of Massachusetts solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby; (b) waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject to such jurisdiction or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be interpreted or enforced in or by such courts; and (c) irrevocably agrees that all claims with respect to such action, suit or proceeding shall be heard and determined in such courts. Each party hereto hereby consents to and grants any such court's jurisdiction over the person of such party and over the subject matter of such dispute and agrees that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 12, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

      (b) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provisions not held invalid or unenforceable and the application of such provisions to persons or circumstances other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

      (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

      (d) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

      (e) The obligations of Stockholder set forth in this Agreement shall not be effective or binding upon Stockholder until after such time as the Merger Agreement is executed and delivered by PRI, Brooks and Merger Sub, and the parties agree that there is not and has not been


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any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

                            [Signature page follows]


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      IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date first written above.


                             PRI AUTOMATION, INC.


                             By: /s/ Cosmo S. Trapani
                                 --------------------------------------------
                                 Name:  Cosmo S. Trapani
                                 Title: Treasurer and Chief Financial Officer


                             STOCKHOLDER


                             Name: /s/ Joseph R. Martin
                                   ------------------------------------------
                                   Joseph R. Martin


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                                                                         Annex A


                                      PROXY

      The undersigned, for consideration received, hereby appoints PRI Corporation, a Massachusetts corporation ("PRI"), its proxy, with full power of substitution, to vote all shares of capital stock owned or later acquired by the undersigned, and all shares that the undersigned is or becomes entitled to vote pursuant to contract, trust, deed or otherwise, at any meeting of stockholders of Brooks Corporation, a Delaware corporation ("Brooks"), and at any adjournment thereof, to be held for the purpose of voting upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 23, 2001 (the "Merger Agreement"), by and among PRI, Brooks and Pontiac Acquisition Corp., a Massachusetts corporation ("Merger Sub"), the Merger (as defined in the Merger Agreement) and all agreements and actions related to the Merger FOR such proposal. This proxy is subject to the terms of the Voting Agreement dated as of October 23, 2001 between the undersigned and PRI, a copy of which is attached hereto (the "Voting Agreement"), is coupled with an interest, revokes all prior proxies granted by the undersigned with respect to such shares, is irrevocable and shall terminate and be of no further force or effect automatically at such time as the Voting Agreement terminates in accordance with its terms.

Dated: October 23, 2001


                                        STOCKHOLDER


                                        /s/ Joseph R. Martin
                                        --------------------
                                        Signature


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                                   SCHEDULE A

NAME AND ADDRESS OF STOCKHOLDER         OWNED SHARES    CONTROLLED SHARES
-------------------------------         ------------    -----------------
Joseph R. Martin                             0
21 Beech Tree Lane
Yarmouth, ME 04096


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